SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 26, 2011

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

American Electric Power Company, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on April 26, 2011 in Columbus, Ohio. At the Annual Meeting, the shareholders approved four proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected thirteen individuals to the Board of Directors (the “Board”) as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David J. Anderson	328,537,289	1,747,266	1,156,467	72,338,971
James F. Cordes	323,420,981	6,833,924	1,184,588	72,338,971
Ralph D. Crosby, Jr.	323,452,658	6,740,783	1,247,700	72,338,971
Linda A. Goodspeed	328,700,257	1,711,434	1,029,200	72,338,971
Thomas E. Hoaglin	323,214,474	7,020,364	1,205,346	72,338,971
Lester A. Hudson, Jr.	321,211,537	9,033,126	1,196,173	72,338,971
Michael G. Morris	311,536,454	18,800,446	1,104,122	72,338,971
Richard C. Notebaert	328,418,995	1,844,126	1,177,612	72,338,971
Lionel L. Nowell III	328,489,431	1,681,776	1,266,317	72,338,971
Richard L. Sandor	328,027,568	2,246,750	1,166,704	72,338,971
Kathryn D. Sullivan	328,419,670	1,989,983	1,029,941	72,338,971
Sara Martinez Tucker	328,400,042	1,918,142	1,121,643	72,338,971
John F. Turner	327,669,624	2,570,573	1,199,974	72,338,971

Proposal 2

The Company’s shareholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
397,477,233	5,208,895	1,094,917	—

Proposal 3

The Company’s shareholders approved the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
311,324,982	12,701,057	7,416,463	72,338,971

Proposal 3

The Company’s shareholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held annually as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
275,743,913	2,720,578	44,333,221	8,631,613	72,338,971

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 26, 2011